Exhibit 4.1

CALLAWAY GOLF COMPANY

as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of August 29, 2012

3.75% Convertible Senior Notes due August 15, 2019

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	DTC Legend
EXHIBIT C	OID Legend
EXHIBIT D	Transfer Restriction Legend
EXHIBIT E	Certificate for Exchange or Transfer of Transfer Restricted Notes

-iv-

INDENTURE dated as of August 29, 2012 between Callaway Golf Company, a Delaware corporation (the “Company”) and Wilmington Trust, National Association, a national banking association, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company’s 3.75% Convertible Senior Notes due August 15, 2019 (the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Conversion Rate” means the Conversion Rate on any day.

“Applicable Procedures” means, with respect to any transfer, exchange or conversion of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer, exchange or conversion.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Business Day” means any weekday that is not a day on which banking institutions in The City of New York or the place of payment of the Notes are authorized or obligated to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change in Control” shall have the meaning set forth in Section 3.01(a) of this Indenture.

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Date” means August 29, 2012.

“Closing Price” of Common Stock or any other security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock or such other security is traded. If Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Price will be the last quoted bid price for Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If Common Stock or such other security is not so quoted, the Closing Price will be the average of the mid-point of the last bid and ask prices for Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Closing Price will be determined without reference to extended or after hours trading.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means Common Stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

“Conversion Price” per share of Common Stock as of any day means $1,000 divided by the Conversion Rate on such day.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 650 Town Center Drive, Suite 600, Costa Mesa, CA 92626.

“Debt” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money (other than non-recourse obligations); and (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC or the nominee thereof, or any successor thereto.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit B.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, in each case as amended.

“Exchange Transactions” refers to transactions whereby holders of Preferred Stock exchange Preferred Stock for shares of Common Stock and/or the Notes pursuant to Exchange Agreements dated as of August 24, 2012 or Exchange Agreements executed after the Closing Date that are determined by the NYSE to be a series of transactions related to the Exchange Agreements dated as of August 24, 2012 under Section 312.03(b) of the New York Stock Exchange Listed Company Manual.

“Ex-Date” means, with respect to any issuance, dividend or distribution on Common Stock, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such distribution.

“Five-Day VWAP” means the arithmetic average of the Volume Weighted Average Price for the five consecutive Trading Days ending two Trading Days prior to the applicable Conversion Date.

“Freely Tradable” means, with respect to the Notes and the shares of Common Stock issuable upon the conversion of the Notes, that such Notes and shares of Common Stock, if any, (i)

are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a Transfer Restriction Legend and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the applicable Depositary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means a Note in registered global form without interest coupons.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Indenture Shares” has the meaning specified in Section 10.27(a).

“Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Notes” means the Notes issued on the Closing Date and any Notes issued in replacement thereof, which Initial Notes shall be Transfer Restricted Notes as of the Closing Date.

“Interest Payment Date” means each February 15 and August 15 of each year, commencing February 15, 2013.

“Market Disruption Event” means, with respect to Common Stock or any other security, the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Common Stock or such other security or in any options, contracts or future contracts relating to Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means August 15, 2019.

“Maximum Shares” has the meaning specified in Section 10.27(a).

“Notes” has the meaning assigned to such term in the Recitals.

“Officer” means the chairman of the Board of Directors, the president, the chief executive officer, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary, in each case of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (a) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (b) by the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, reasonably satisfactory to the Trustee.

“Participant” means a Person who has an account with the Depositary.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock, $0.01 par value and liquidation preference $100 per share.

“principal” of any Debt (including the Notes) means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 11.

“Regular Record Date” for the interest payable on any Interest Payment Date means the February 1 or August 1 immediately preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the trustee within the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge and familiarity with the particular subject matter.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A promulgated under the Securities Act or any successor to such Rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, in each case as amended.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Termination of Trading” means the Common Stock, or other Capital Stock into which the Notes are then convertible, is not listed for trading on a United States national securities exchange or approved for quotation on a U.S. system of automated dissemination of quotations of securities prices similar to the Nasdaq National Market prior to its designation as a national securities exchange.

“Trading Day” means, with respect to Common Stock or any other security, a day during which (a) trading in Common Stock or such other security generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange, if any, on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market, if any, on which the Common Stock is then admitted for trading, (b) there is no Market Disruption Event and (c) a Closing Price for Common Stock or such other security (other than a Closing Price referred to in the next to last sentence of such definition) is available for such securities exchange or market; provided that if Common Stock or such other security is not admitted for trading or quotation on or by any exchange, bureau or other organization, Trading Day will mean any Business Day.

“Transfer Restricted Global Note” means a Global Note that is a Transfer Restricted Note.

“Transfer Restricted Note” means a Note that is subject to resale restrictions pursuant to the Securities Act of 1933, and the rules and regulations thereunder, in each case as amended.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Global Note” means a Global Note that is not a Transfer Restricted Note.

“Unrestricted Note” means a Note that is not a Transfer Restricted Note.

“Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page ELY <equity> VWAP (or, in connection with any Reference Property, the applicable price of such Reference Property as displayed on Bloomberg, as determined by the Company) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day. If such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Voting Securities” means, with respect to any Person, securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	1.04
“Additional Interest”	6.15	(a)
“Additional Notes”	2.14
“Averaging Period”	10.10
“Bankruptcy Default”	6.01	(i)
“beneficial owner”	3.01	(a)
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	10.02	(a)
“Conversion Obligation”	10.01	(a)
“Conversion Rate”	10.01	(a)
“Conversion Right”	10.25	(a)
“Conversion Termination”	10.25	(a)
“Conversion Termination Date”	10.25	(a)
“Conversion Termination Notice”	10.25	(a)
“Conversion Termination Notice Date”	10.25	(a)
“Conversion Termination Trigger Event”	10.25	(a)
“Coupon Make-Whole Payment”	10.25	(a)
“Defaulted Interest”	12.02
“Disposition Event”	10.12
“EDGAR”	4.04
“Effective Date”	10.13	(b)
“Event of Default”	6.01
“Exchange Notes”	2.01	(a)
“Expiration Date”	10.10
“Free Trade Date”	6.15	(b)
“Fundamental Change Repurchase Date”	3.01	(a)
“Fundamental Change Repurchase Price”	3.01	(a)
“group”	3.01	(a)
“Last Original Issuance Date”	6.15	(b)
“Legal Holiday”	13.07
“Make-Whole Change in Control”	10.13	(a)
“Make-Whole Shares”	10.13	(a)
“Paying Agent”	2.03
“Primary Registrar”	2.03
“Purchase Agreement Notes”	2.01	(a)
“Redemption Price”	11.01	(b)

Term	Defined in Section
“reference dividend”	10.09
“Register”	2.03
“Registrar”	2.03
“Repurchase Notice”	3.01	(c)
“Restricted Shares”	10.26
“Rights”	10.23
“Settlement Amount”	10.02	(b)
“Shareholders Rights Plan”	10.23
“Shelf Registration Statement”	10.25
“Special Record Date”	12.02	(a)
“Spin-Off”	10.08	(b)
“Stock Price”	10.13	(b)
“Transfer Restriction Legend”	2.14
“Trigger Event”	10.11
“Valuation Period”	10.08	(b)
“Weighted Average Consideration”	10.12

Section 1.03. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(g) “or” is not exclusive;

(h) “including” means including, without limitation; and

(i) words in the singular include the plural, and words in the plural include the singular.

Section 1.04. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with the Applicable Procedures or customary procedures of the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations; Legends.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of this Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Indenture and a Note, the terms of this Indenture will control. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in minimum denominations of $1,000 in principal amount and any integral multiple in excess thereof. The Initial Notes are being issued by the Company either (i) pursuant to the Exchange Transactions entered into on the Closing Date (the “Exchange Notes”) or (ii) to qualified purchasers for Cash, in each case in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act (the “Purchase Agreement Notes”). The Initial Notes shall be issued as Transfer Restricted Notes.

(b) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, conversions or issuances of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

The Global Notes representing the Initial Notes shall initially be Transfer Restricted Notes.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear a legend substantially to the effect set forth in Exhibit B.

(d) Transfer Restriction Legend. All Transfer Restricted Notes shall bear the Transfer Restriction Legend.

Section 2.02. Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. Typographic errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee signs manually the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Closing Date, the Company shall issue, and the Trustee shall authenticate and make available for delivery, the Initial Notes for original issue in the aggregate principal amount of $112,500,000. After the Closing Date, the Company may issue, and the Trustee shall authenticate and make available for delivery, Additional Notes issued pursuant to Section 2.14. The Trustee shall so authenticate and make available for delivery Notes upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall specify whether such Notes will be represented by a Transfer Restricted Global Note or an Unrestricted Global Note and shall specify the date on which each original issue of Notes is to be authenticated; provided that any Initial Notes shall be issued in the form of a Transfer Restricted Note that is a Global Note.

The Company at any time or from time to time may, without the consent of any Holder, issue Additional Notes pursuant to Section 2.14, which Additional Notes shall be entitled to all of the benefits of this Indenture. Such Additional Notes will be deemed Notes for all purposes hereunder, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $1,000 principal amount and any integral multiple in excess thereof.

Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or location for delivery of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8); provided that if the Company or any Affiliate of the Company is acting as Paying Agent, and an Event of Default occurs under either of Section 6.01(h) or 6.01(i), thereafter the Trustee shall serve as the Paying Agent.

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the United States (located at 650 Town Center Drive, Suite 600, Costa Mesa, CA 92626, Attention: Callaway Golf Administrator) for each of the aforesaid purposes.

Section 2.04. Paying Agent to Hold Money in Trust. Prior to 12:00 p.m., New York City time, on each date on which the principal amount of or interest (including Additional Interest), if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest (including Additional Interest), if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest (including Additional Interest), if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m., New York City time, on each date on which a payment of the principal amount of or interest (including Additional Interest, if any) on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before ten Business Days prior to the interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06. Transfer and Exchange. Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without service charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.04, Section 9.03(b) or Section 10.02(h) not involving any transfer.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

The Trustee and Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those paid pursuant to Section 2.07, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company and the Trustee receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If a Paying Agent holds at 12:00 p.m., New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest (including Additional Interest).

Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver evidence of the canceled Notes to the Company.

Section 2.12. CUSIP Numbers. The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.13. Additional Transfer and Exchange Requirements.

(a) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the Transfer Restriction Legend, or if a request is made to remove the Transfer Restriction Legend on a Note, the Notes so issued shall bear the Transfer Restriction Legend, or the Transfer Restriction Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Notes are not “restricted” within the meaning of Rule 144; provided that no such evidence need be supplied in connection with the sale of such Note pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence to the Company or the Registrar if requested by the Company or the Registrar, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective under the Securities Act at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Transfer Restriction Legend. If the Transfer Restriction Legend is removed from the face of a Note, the Transfer Restriction Legend shall be reinstated at any time the Company reasonably determinates that, to comply with applicable law (including, without limitation, the Securities Act), such Note must bear the Transfer Restriction Legend.

(b) No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Notes, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 2.13.

(c) The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

(i) Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Transfer Restriction Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same or any other Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.13(c)(i).

(ii) In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.13(c)(i), the transferor of such beneficial interest must deliver to the Registrar an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

(iii) A beneficial interest in any Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.13(c)(ii) and the Registrar receives a duly executed certificate substantially in the form of Exhibit E hereto.

(iv) A beneficial interest in any Transfer Restricted Global Note may be exchanged for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if (1) the exchange or transfer complies with the requirements of Section 2.13(c)(ii) and (2) if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Transfer Restriction Legend are no longer required in order to maintain compliance with the Securities Act.

(d) The restrictions imposed by the Transfer Restriction Legend upon the transferability of any Note shall cease and terminate upon the earlier of (i) the sale of such Note pursuant to an effective registration statement under the Securities Act or the transfer of such Note in compliance with Rule 144 (or any successor provision thereto), or (ii) upon the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.13, be exchanged for a new Note, of like tenor and aggregate principal amount, in accordance with Section 2.13(a).

(e) As used in Section 2.13(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

(f) This Section 2.13(f) shall apply only to Global Notes:

(i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing and the Trustee or the Holders of a majority of the aggregate principal amount of the outstanding Notes have requested such exchange. Any Global Note exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully-registered book-entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the legends provided for herein applicable thereto. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note. Neither the Trustee nor any Agent Member shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.14. Additional Notes.

If authorized by a resolution of the Board of Directors, the Company shall be entitled to issue additional Notes under this Indenture (“Additional Notes”) which shall have substantially identical terms as the Notes, other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date applicable thereto (to the extent such Additional Notes are issued with a different “CUSIP”, “ISIN” or “Common Code” number than the Notes), and (iv) if such Additional Notes shall be issued in the form of Unrestricted Notes or Transfer Restricted Notes (in which case the Transfer Restricted Notes will bear the legends set forth in Exhibit D (collectively, the “Transfer Restriction Legend”)), the transfer restrictions in respect of Notes that are, respectively, Transfer Restricted Notes or Unrestricted Notes; provided that such issuance shall be made in compliance with this Indenture; provided, further, that no Additional Notes may be issued with the same “CUSIP”, “ISIN” or “Common Code” number as other Notes unless it is so permitted in accordance with applicable law and such Additional Notes are fungible with the Notes for U.S. federal tax purposes. The Notes issued on the Closing Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, or in a supplemental indenture, the following information:

(1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

(2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3) the issue price, if any, the issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto (but only if different than the amount of interest payable on the Notes outstanding immediately prior to the issuance of such Additional Notes on the first interest payment applicable to the Additional Notes);

(4) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes; and

(5) whether such Additional Notes shall be Transfer Restricted Notes or Unrestricted Notes.

ARTICLE 3

REPURCHASES

Section 3.01. Repurchase at the Option of the Holders.

(a) Repurchase Upon Change in Control or Termination of Trading. Upon the occurrence of a Change in Control or a Termination of Trading, each Holder shall have the right, at such Holder’s option, subject to the terms and conditions of Article 3 of this Indenture, to require the Company to repurchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 principal amount at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the interest accrued to such Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to the principal amount of Notes subject to repurchase and shall not include any accrued and unpaid interest (including Additional Interest, if any). Upon a valid exercise of such an option, the Company will be required to repurchase the Notes on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no earlier than 20 days or later than 35 days after the date on which the Company mails the notice contemplated by this Section 3.01, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c).

A “Change in Control” shall be deemed to have occurred at such time as any of the following events shall occur:

(i) any person or group, other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the beneficial owner of shares with a majority of the total voting power of all of the Company’s outstanding Voting Securities, unless such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(ii) the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company) and the outstanding Voting Securities of the Company are reclassified into, converted for or converted into the right to receive any other property or security, or the Company sells, conveys, transfers or leases all or substantially all of its properties and assets to any Person (other than a Subsidiary of the Company); provided that none of these circumstances will be a Change in Control (1) if persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, a majority of the Voting Securities of the surviving or transferee person immediately after the transaction in substantially the same proportion as such ownership immediately prior to the transaction or (2) such consolidation or merger is undertaken primarily for the purpose of changing the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into shares of common stock of the surviving entity; or

(iii) the holders of Common Stock approve any plan or proposal for the liquidation or dissolution of the Company.

For purposes of the definition of “Change in Control”:

(A) the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(B) the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(C) the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing, it will not constitute a Change in Control if at least 90% of the consideration for Common Stock (excluding cash payments for fractional shares of Common Stock and cash payments made in respect of dissenter’s appraisal rights) in the transaction or transactions constituting the Change in Control consists of common stock traded on a United States national securities exchange, or which will be so traded when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Notes become convertible solely into the consideration that holders of Common Stock receive in such transaction, other than any Cash in lieu of fractional shares of Common Stock, subject to the provisions set forth in Section 10.02.

On or before the 15th day after the occurrence of a Change in Control or Termination of Trading, the Company will mail a written notice of Change in Control or Termination of Trading by first-class mail to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Noteholder and shall state:

(1)	the events causing a Change in Control or Termination of Trading, as applicable;

(2)	the date of such Change in Control or Termination of Trading, as applicable;

(3)	the last date on which the repurchase right may be exercised;

(4)	the Fundamental Change Repurchase Price;

(5)	the Fundamental Change Repurchase Date;

(6)	the name and address of the Paying Agent and the Conversion Agent;

(7)	the then current Applicable Conversion Rate and any adjustments thereto;

(8)	that Notes with respect to which a Repurchase Notice is given by the Holder may be converted pursuant to Article 10 hereof only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture; and

(9)	the procedures a Holder must follow to exercise rights under this Section 3.01(a).

(b) [Omitted].

(c) A Holder may exercise its rights specified in Section 3.01 by delivery of a written notice (a “Repurchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date. The Repurchase Notice shall state:

(i) if Certificated Notes have been issued, the certificate number of the Notes (or if the Holder’s Notes are Global Notes, that such Holder’s notice must comply with the Applicable Procedures);

(ii) the portion of the principal amount of Notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

(iii) that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in this Article 3.

The delivery of such Note to the Paying Agent prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements and compliance by the Holder with the Applicable Procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder (together with, if applicable, accrued and unpaid interest (including Additional Interest, if any) to but not including the Fundamental Change Repurchase Date) on or prior to the later of the Fundamental Change Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.01.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.

No Notes may be repurchased by the Company at the option of Holders upon a Change in Control or a Termination of Trading if the principal amount of the Notes has been accelerated (other than as a result of a default in the payment of the Fundamental Change Repurchase Price with respect to the Notes), and such acceleration has not been rescinded, on or prior to the date on which such repurchase is to be consummated. The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of acceleration described in the immediately preceding sentence in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02. Effect of Repurchase Notice. (a) Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.01(c), the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in this Section 3.02) thereafter be entitled to receive solely the Fundamental Change Repurchase Price and, if applicable, any accrued and unpaid interest (including Additional Interest, if any) to but not including the Fundamental Change Repurchase Date, with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the later of (x) the Fundamental Change Repurchase Date, with respect to such Note (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in this Section 3.02.

(b) A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. Such notice of withdrawal shall state:

(i) the principal amount being withdrawn;

(ii) if Certificated Notes are to be withdrawn, the certificate numbers of the Notes being withdrawn (or, if Global Notes or a portion thereof are to be withdrawn, that such Holder has complied with the Applicable Procedures in respect of the withdrawal of such Holder’s election to exercise its repurchase rights pursuant to Section 3.01 of this Indenture); and

(iii) the principal amount, if any, of the Notes that remain subject to a Repurchase Notice.

Section 3.03. Deposit of Fundamental Change Repurchase Price. Prior to 12:00 p.m. (New York City time) on or prior to the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date.

If the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price with respect to the Notes to be repurchased on the Fundamental Change Repurchase Date in accordance with the terms of this Indenture, then, immediately on and after the Fundamental Change Repurchase Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Notes.

Section 3.04. Notes Repurchased in Part. Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 3.05. Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any repurchase upon the occurrence of a Change in Control, to the extent required by applicable law, the Company shall:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b) otherwise comply with all federal and state securities laws as necessary to effect a repurchase of Notes by the Company at the option of Holder.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. (a) The Company agrees to pay the principal of and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 12:00 p.m. New York City time, on the due date of any principal of or interest (including Additional Interest, if any) on the Notes, or any Fundamental Change Repurchase Date or Redemption Date, as the case may be, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay the amounts then due with respect to such Notes; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest (including Additional Interest, if any) will be considered paid on the date due if the Trustee (or Paying Agent, if other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest (including Additional Interest, if any) will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d) Payments in respect of Notes represented by a Global Note are to be made by wire transfer of same-day funds to the Depositary for the purpose of permitting the Depositary to credit such payments to the accounts of the beneficial owners of such Global Note. With respect to Certificated Notes, the Company will make all payments in same-day funds by transfer to an account maintained by the payee located in the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received, by check drawn on a bank in the United States mailed to the payee at its address set forth in the Registrar’s books.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or delivered to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence, rights and franchises of the Company; provided that the Company is not required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company; provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

Section 4.04. Annual Reports. The Company shall deliver to the Trustee, within fifteen days after the Company is required to file the same with the Commission, copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that any such information, documents or reports filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, or any successor system established by the Commission, shall be deemed to be filed with the Trustee; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.05. Reports to Trustee. The Company will deliver to the Trustee:

(a) within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its performance under this Indenture and that, based upon such review, no Default exists hereunder or, if there has been a Default, specifying the Default, its nature, status and what action the Company is taking or proposes to take with respect thereto; and

(b) promptly and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company is taking or proposes to take with respect thereto.

Section 4.06. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Rule 144A Information Requirements. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, so long as (i) any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and (ii) less than one year has passed since the acquisition of such Notes from the Company or an Affiliate of the Company, the Company shall (x) promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act and (y) take such further action as any Holder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act.

ARTICLE 5

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 5.01. Consolidation, Merger, Sale or Lease of Assets by the Company. (a) The Company may consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to another Person only if:

(i) the resulting, surviving or transferee Person (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii) such corporation (if other than the Company) assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture;

(iii) immediately after giving effect to the transaction, no Event of Default or Default has occurred and is continuing; and

(iv) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and the supplemental indenture (if any) comply with this Indenture.

(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the resulting, surviving or transferee Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, except in the case of a lease, the Company will be released from its obligations under the Notes and this Indenture.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs with respect to the Notes if:

(a) the Company defaults in payment of the principal or any Fundamental Change Repurchase Price, Redemption Price or Coupon Make-Whole Payment with respect to any Note, when such becomes due and payable;

(b) the Company defaults in payment of any interest (including Additional Interest, if any) due on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c) the Company fails to issue any notice of a Termination of Trading or a Change in Control as required under Section 3.01(a) of this Indenture or any notice of a Make-Whole Change in Control that does not constitute a Change in Control as required under Section 10.13(a) of this Indenture, and such default continues for a period of three Business Days;

(d) [Omitted];

(e) the Company fails to comply with its obligation to convert the Notes into Common Stock (and Cash payable in respect of shares of Common Stock that cannot be issued pursuant to Section 10.27, if any) upon exercise of a Holder’s right to convert its Notes pursuant to Article 10;

(f) the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture and fails to cure (or obtain a waiver of) such default, within 60 days after the Company receives a notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

(g) (1) the Company fails to make any payment at maturity (after giving effect to any applicable grace period) of any Debt of the Company, or a Significant Subsidiary fails to make any payment at maturity (after giving effect to any applicable grace period) of any Debt of such Significant Subsidiary, in each case in a principal amount in excess of $10,000,000, or (2) Debt of the Company in an amount in excess of $10,000,000 or Debt of any Significant Subsidiary in an amount in excess of $10,000,000 is accelerated because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; provided that if any such failure or acceleration referred to in (1) or (2) above shall cease or be cured, waived, rescinded or annulled, then the resulting Event of Default shall be deemed not to have occurred;

(h) the Company, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days (an Event of Default specified in clause (h) or (i) a “Bankruptcy Default”).

Section 6.02. Acceleration. If an Event of Default, other than a Bankruptcy Default, occurs and is continuing under this Indenture, the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee), may, and the Trustee at the written request of such Holders may, declare the principal of and accrued and unpaid interest (including Additional Interest, if any) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest (including Additional Interest, if any) will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest (including Additional Interest, if any) on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest (including Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Section 6.07 and Section 9.02(b), Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive any existing or future Default or Event of Default and its consequences and rescind and annul a declaration of acceleration with respect to such Event of Default and its consequences (other than an Event of Default (a) with respect to the failure to make payment of the principal amount, accrued and unpaid interest (including Additional Interest, if any) , the Fundamental Change Repurchase Price, the Redemption Price or the Coupon Make-Whole Payment, in each case with respect to any Note, (b) with respect to the failure to pay or deliver the consideration due upon conversion of the Notes or (c) with respect to any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if:

(i) all existing Events of Default, other than the nonpayment of the principal of and interest (including Additional Interest, if any) on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against all fees, losses and expenses (including attorney’s fees and expenses) incurred or to be incurred by taking such action.

Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(iii) Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive (w) payment of principal of or interest (including Additional Interest, if any) on its Note on the Maturity Date or the relevant Interest Payment Date, as the case may be, (x) payment of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, (y) payment of the Redemption Price on the Redemption Date and (z) subject to Section 10.25, payment or delivery, as the case may be, of Common Stock, Cash in lieu of any fractional shares of Common Stock, if any, Cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27, if any, and the Coupon Make-Whole Payment, if any, upon conversion of such Note on the date specified in Section 10.02(a), or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest (including Additional Interest, if any) specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest (including Additional Interest, if any) remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

First: to the Trustee for all amounts due under Section 7.07 hereof;

Second: to Holders for amounts then due and unpaid for principal of and interest (including Additional Interest, if any) on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Interest, if any);

Third: to Holders for other amounts then due and unpaid in respect of the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable in respect of the Notes; and

Fourth: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to (a) a suit by a Holder to enforce payment of (i) principal of or interest (including Additional Interest, if any) on any Note on the respective due dates, (ii) the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, (iii) the Redemption Price on the Redemption Date or (iv) the Common Stock (and Cash in lieu of fractional shares of Common Stock, if any, Cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27, if any, and the Coupon Make-Whole Payment, if any) due upon conversion of a Note or (b) a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Failure to File and to Provide Freely Tradable Notes.

(a) Notwithstanding anything in this Article 6, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with its obligations described under Section 4.04 will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% of the principal amount of the Notes for the first 90 days after the occurrence of such Event of Default and (ii) 0.50% of the principal amount of the Notes from the 91st day to, and including, the 180th day after the occurrence of such Event of Default. If the Company so elects, the Additional Interest shall accrue on all outstanding Notes from and including the date on which such Event of Default first occurs until such violation is cured or waived and shall be payable as provided in Section 12.01. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 6.02. This Section 6.15 shall not affect the rights of Holders of Notes if any other Event of Default occurs under the Indenture. If the Company does not pay the Additional Interest on a timely basis in accordance with Section 12.01, the Notes shall be subject to acceleration as provided in Section 6.02. In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the first sentence of this paragraph (a), the Company shall notify all Holders and the Trustee and Paying Agent of such election in writing prior to the Close of Business on the date on which such Event of Default occurs. If the Company fails to timely give such notice, the Notes will be subject to acceleration as provided in Section 6.02.

(b) If, at any time during the period beginning six months from the last date of original issuance of the Notes (such date, the “Last Original Issuance Date”) and ending on the one-year anniversary of the Last Original Issuance Date (the “Free Trade Date”), the Company fails to make available adequate current public information in accordance with Rule 144(c) of the Securities Act at a time when the Notes have not been registered under the Securities Act, the Company shall pay Additional Interest on the Notes, accruing from and including the first day on which the Company fails to make available adequate current public information in accordance with Rule 144(c) and continuing until the earlier of (i) the Free Trade Date and (ii) the date on which the

Company corrects such failure. During the first 90 days on which such Additional Interest is payable, such Additional Interest shall accrue at a rate equal to 0.25% per annum; thereafter, such Additional Interest shall accrue at a rate equal to 0.50% per annum.

(c) In addition, if the Company fails to cause the Notes or any shares of Common Stock issuable upon conversion of the Notes to become Freely Tradable on and at all times after the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company shall pay Additional Interest on the Notes accruing from and including the Free Trade Date and until the date on which the Notes and any shares of Common Stock issuable upon the conversion of the Notes become Freely Tradable. During the first 90 days on which such Additional Interest is payable, such Additional Interest will accrue at a rate equal to 0.25% per annum; thereafter, such Additional Interest will accrue at a rate equal to 0.50% per annum.

(d) Notwithstanding anything herein to the contrary, in no event will the combined rate of any Additional Interest payable under this Section 6.15 exceed 0.50% per annum.

(e) If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and, if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, direct the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE 7

THE TRUSTEE

Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d) (to which this Indenture is hereby subject):

(a) The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, each conforming to Section 13.06 and the Trustee will not be liable for any action it takes or omits to take in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the fees, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any fee, loss, liability or expense.

(h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) a Default or Event of Default occurring pursuant to Section 6.01(a) and 6.01(b) (provided that, in the case of Additional Interest, the Company has delivered the written notice to the Trustee required by Section 6.15(e)), or (ii) any Default or Event of Default of which a Responsible Officer of the

Trustee shall have received written notification from the Company or the Holders of at least 25% in aggregate principal amount of Notes or obtained actual knowledge.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee including, without limitation, its rights to be indemnified, are extended to and shall be enforced by the Trustee in its capacities hereunder and each agent, custodian and other person employed to act hereunder.

(j) The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

Section 7.04. Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default or Event of Default to each Holder within 90 days after it occurs, unless the Default or Event of Default has been cured; provided that, except in the case of a Default (w) in the payment of the principal of or interest (including Additional Interest, if any) on any Note, (x) in the payment of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, (y) in the payment of the Redemption Price on the Redemption Date or (z) in the payment or delivery of Common Stock (and Cash payable in lieu of fractional shares of Common Stock, if any, Cash payable in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27, if any, or Cash payable pursuant to a Coupon Make-Whole Payment, if any) upon conversion of such Note on the date specified in Section 10.02(a), the Trustee may withhold the notice if and so long as a Responsible Officer or committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06. Reports by Trustee to Holders. Within 60 days after each June 1, beginning with June 1, 2013, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such June 1, covering the matters described in Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which the Notes are listed and with the Commission. The Company will promptly notify the Trustee in writing if and when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee for, and hold it harmless against, any and all loss, damage, claim or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest (including Additional Interest, if any) on, particular Notes.

When the Trustee incurs expenses or renders services in connection with a Bankruptcy Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. The provisions of this Section shall survive the termination of this Indenture, and any resignation or removal of the Trustee in accordance with Section 7.08.

Section 7.08. Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Company.

(ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Company may remove the Trustee if (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the

Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DISCHARGE

Section 8.01. Satisfaction and Discharge of this Indenture. (a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation, (ii) all outstanding Notes have become due and payable on the Maturity Date or on the Fundamental Change Repurchase Date in connection with any repurchase of all outstanding Notes or on any Redemption Date in connection with any redemption of all outstanding Notes or (iii) all outstanding Notes have been delivered for conversion pursuant to Article 10, and the Company irrevocably deposits or delivers, as the case may be, prior to the applicable date on which such payment is due and payable, or such conversion is to be settled, with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent Cash in respect of such payment or Common Stock (and Cash in lieu of fractional shares of Common Stock, if any, Cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27, if any, and the Coupon Make-Whole Payment, if any) in respect of any such conversion on the Maturity Date, the Fundamental Change Repurchase Date, the Redemption Date or the date such conversion is to be settled, as the case may be; provided that, in all cases, the Company shall pay to the Trustee all other sums payable hereunder by the Company.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture, at the cost and expense of the Company, on demand, accompanied by an Officers’ Certificate and an Opinion of Counsel pursuant to Section 13.05.

Section 8.02. Application of Trust Money. Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money, Common Stock or other consideration paid or delivered to it, as the case may be, pursuant to Section 8.01 and shall apply such money, Common Stock or other consideration in accordance with this Indenture and the Notes to the payment of the principal amount of (including the relevant Fundamental Change Repurchase Price or Redemption Price), and interest (including Additional Interest, if any) on, the Notes or delivery of the Common Stock, Cash in lieu of fractional shares of Common Stock, if applicable, Cash payable in respect of a Coupon Make-Whole Payment, if applicable, and Cash payable in respect of shares of Common Stock that cannot be issued pursuant to Section 10.27, if applicable, payable or issuable, as the case may be, upon conversion of the Notes.

Section 8.03. Repayment to Company. The Trustee and each Paying Agent shall promptly pay or deliver, as the case may be, to the Company upon request any excess money, Common Stock or other consideration (x) paid or delivered to them pursuant to Section 8.01 and (y) held by them at any time.

Subject to applicable abandoned property law, the Trustee and each Paying Agent shall also pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Fundamental Change Repurchase Price or Redemption Price) and interest on, or the amount due in connection with any conversion of, the Notes that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date, the Fundamental Change Repurchase Date, the Redemption Date or the date specified in Section 10.02(a), as the case may be); provided that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money, Common Stock or other consideration or publish in a newspaper of general circulation in the City of New York notice that such money, Common Stock or other consideration remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance or portion of such money, Common Stock or other consideration then remaining will be repaid or re-delivered to the Company. After payment or delivery, as the case may be, to the Company, Holders entitled to such money, Common Stock or other consideration must look to the Company for payment or delivery as general creditors unless an applicable abandoned property law designates another Person.

Section 8.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money, Common Stock or other consideration in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no payment or delivery, as the case may be, had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided that if the Company has made any payment of the principal amount of (including the relevant Fundamental Change Repurchase Price or Redemption Price) or interest (including Additional Interest, if any) on, or the amount due in connection with any conversion of, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money, Common Stock or other consideration held by the Trustee or such Paying Agent.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes;

(b) to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under this Indenture in accordance with Article 5 or Section 10.12 of this Indenture;

(c) to secure the obligations of the Company in respect of the Notes and this Indenture;

(d) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

(e) to make any change to comply with the Trust Indenture Act, or any amendment thereto; and

(f) to make any change that does not adversely affect the rights of any Holder of the Notes.

Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Section 6.07 or paragraph (b) of this Section, the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may, on behalf of the Holders of such Notes waive any existing or past Default under this Indenture and its consequences, except an uncured Default (i) in the payment of the principal amount of, or accrued and unpaid interest (including Additional Interest, if any) with respect to, any Note, (ii) in the payment of the Fundamental Change Repurchase Price with respect to any Note, (iii) in the payment of the Redemption Price with respect to any Note, (iv) in the payment or delivery of the consideration (including any Coupon Make-Whole Payment, if applicable) due upon conversion of the Notes or (v) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(i) reduce the principal amount of, or interest payment (including Additional Interest, if any) on any Note, or reduce the Fundamental Change Repurchase Price, Redemption Price or Coupon Make-Whole Payment on any Note;

(ii) make any Note payable in any currency or securities other than that stated in the Note;

(iii) change the Maturity Date of any Note;

(iv) change the ranking of the Notes;

(v) make any change that adversely affects the right of a Holder to convert any Note;

(vi) make any change that adversely affects the right of a Holder to require the Company to repurchase a Note upon the occurrence of a Change in Control;

(vii) impair the right to convert or receive payment with respect to the Notes or the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes; or

(viii) change the provisions in this Indenture that relate to modifying or amending the provisions of this Indenture.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents (including consents delivered in accordance with the Applicable Procedures with respect to Global Notes) from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send photocopies of the applicable supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Company or the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, which Opinion of Counsel may contain customary limitations and qualifications. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture. For the avoidance of doubt, the Trustee is also entitled to receive an Officers’ Certificate and Opinion of Counsel pursuant to Section 13.05 in connection with any amendment, supplement or waiver of any provision of the Indenture.

Section 9.05. Payments for Consents. The Company shall not, and shall not permit or suffer any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

CONVERSION

Section 10.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 10, a Noteholder shall have the right, at such Noteholder’s option, to convert all or any portion (if the portion to be converted is a minimum of $1,000 principal amount or an integral multiple in excess thereof) of such Noteholder’s Notes on or prior to the Close of Business on the Business Day immediately preceding the Maturity Date at a conversion rate (the “Conversion Rate”) equivalent to 133.3333 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth in this Article 10 and to the limitations on issuance of Common Stock set forth in Section 10.27; provided that the Company may elect to terminate the Conversion Right of the Notes on the Conversion Termination Date pursuant to Section 10.25. Subject to Section 10.27, upon conversion of any Notes, the Company shall pay or deliver to the converting Noteholder shares of Common Stock and Cash in lieu of fractional shares of Common Stock as described in Section 10.02 and Section 10.03 (the Company’s obligation to pay or deliver such consideration being herein called the “Conversion Obligation”).

Section 10.02. Conversion Procedures; Conversion Settlement. (a) To convert a Note that is represented by a Certificated Note, a Noteholder must (1) complete and manually sign a Conversion Notice, a form of which is on the back of the Note, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required, furnish appropriate endorsement and transfer documents, (4) if required, pay all transfer or similar taxes and (5) if required by Section 10.02(f), pay Cash equal to the amount of interest due on the next Interest Payment Date for such Note. If a Noteholder holds a beneficial interest in a Global Note, to convert such beneficial interest, such Noteholder must comply with the requirements (4) and (5) as set forth in the immediately preceding sentence and comply with the Applicable Procedures. The first date on which all of the requirements set forth in the first sentence of this Section 10.02(a) (in the case of a Certificated Note) or the second sentence of this Section 10.02(a) (in the case of a Global Note or a beneficial interest therein) have been satisfied is referred to in this Indenture as the “Conversion Date.” The Conversion Agent shall, within one (1) Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 12.03, of the occurrence of such Conversion Date.

(b) Subject to Section 10.27, upon any conversion of any Note, the Company will deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the number of shares of Common Stock equal to the Applicable Conversion Rate (or, if applicable, the equivalent amount of Reference Property as determined in accordance with Section 10.12), Cash in lieu of fractional shares of Common Stock as provided in Section 10.03 and Cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27. Except as provided in Section 10.13, the Settlement Amount will be delivered by the Company on the third Business Day immediately following the applicable Conversion Date.

(c) Reserved.

(d) A Holder receiving any Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the Conversion Date.

(e) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10. Upon conversion of a Note, a Noteholder will not receive, except as described below, any Cash payment representing accrued and unpaid interest (including Additional Interest, if any). Instead, any accrued and unpaid interest (including Additional Interest, if any) will be deemed paid by the shares of Common Stock received by the Noteholder upon conversion. Delivery to the Noteholder of such shares of Common Stock shall thus be deemed to satisfy (1) the Company’s obligation to pay the principal amount of a Note and (2) the Company’s obligation to pay any accrued and unpaid interest (including Additional Interest, if any) on the Note. As a result, upon conversion of a Note, accrued and unpaid interest (including Additional Interest, if any) on such Note is deemed paid in full rather than cancelled, extinguished or forfeited.

(f) Notwithstanding Section 10.02(e), if Notes are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such notes at the Close of Business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by Cash equal to the amount of interest payable on such Interest Payment Date on the Notes so converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, (3) with respect to any Notes converted after the Regular Record Date immediately preceding the Maturity Date, (4) to the extent of any Defaulted Interest that exists at the time of conversion with respect to such Note or (5) if the Company has specified a Conversion Termination Date that is after a Regular Record Date but on or prior to the next succeeding Interest Payment Date.

(g) If a Noteholder converts more than one Note at the same time, the number of shares of Common Stock and any Cash in lieu of fractional shares of Common Stock due upon conversion shall be determined based on the total principal amount of the Notes converted.

(h) Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

Section 10.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company shall pay Cash in lieu of fractional shares of Common Stock equal to the number of such fractional shares multiplied by the Closing Price on the relevant Conversion Date.

Section 10.04. Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because Common Stock is to be delivered in a name other than the Holder’s name.

Section 10.05. Company to Provide Common Stock. The Company shall, from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the delivery in respect of all outstanding Notes of the number of shares of Common Stock due upon conversion.

Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which Common Stock is then listed or quoted.

In addition, if any shares of Common Stock that would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares of Common Stock may be issued upon such conversion, the Company will cause such shares of Common Stock to be duly registered or approved, as the case may be.

Section 10.06. Adjustment for Change in Capital Stock. If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, then the Conversion Rate will be adjusted based on the following formula:

where,

CR1 =	the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such dividend or distribution or immediately after the opening of business on the effective date of such share split or combination, as the case may be;

CR0 =	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made under this Section 10.06 shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution, or immediately after the opening of business on the effective date of such share split or share combination, as applicable. If any dividend or distribution described in this Section 10.06 is declared but not so paid or made, or if the outstanding shares of Common Stock are not split or combined, as the case may be, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution or to effect such split or combination, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared.

Section 10.07. Adjustment for Rights, Options or Warrants Issue. If the Company distributes to all or substantially all holders of Common Stock any rights, warrants or options (other than pursuant to a stockholder rights plan, provided that such rights plan provides for the issuance of such rights with respect to the Common Stock issued upon conversion of the Notes) entitling them to subscribe for or purchase, for a period of 60 days following the issuance of such rights, warrants or options, shares of Common Stock at a price per share less than the average of the Closing Prices of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately preceding the announcement of the issuance of such rights, warrants or options, then the Conversion Rate will be increased based on the following formula;

where,

CR1 =	the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution;
OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution;
X =	the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and
Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants or options divided by the average of the Closing Prices over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement of the issuance of such rights, warrants or options.

Any increase made under this Section 10.07 shall be made successively whenever any such rights, warrants or options are issued and shall become effective immediately after the opening of business on the Ex-Date for such distribution. However, to the extent that shares of Common Stock are not delivered pursuant to such rights or upon the expiration or termination of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

For the purposes of this Section 10.07, in determining whether any rights, warrants or options entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices for the ten consecutive Trading Days ending on, and including, the Trading Day immediately preceding the announcement of the issuance of such rights, warrants or option, and in determining the aggregate price payable to exercise such rights, warrants or options, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable upon exercise or conversion thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors. If any right, warrant or option described in this Section 10.07 is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued. Except in connection with any readjustment expressly provided for in this clause, in no event shall the Conversion Rate be decreased pursuant to this Section 10.07.

If the Company elects to make a distribution described in this Section 10.07 that has a per share of Common Stock value equal to more than 15% of the Closing Price of Common Stock on the day preceding the date of announcement for such distribution, the Company will be required to give notice to Holders at least 35 Business Days prior to the Ex-Date for such distribution.

Section 10.08. Adjustment for Other Distributions.

(a) If the Company distributes shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock (excluding (i) dividends or distributions as to which adjustment is required to be effected pursuant to Section 10.06, (ii) rights, warrants or options as to which adjustment is required to be effected pursuant to Section 10.07, (iii) the initial distribution of rights issued pursuant to a stockholder rights plan, provided that such rights plan provides for the issuance of such rights with respect to Common Stock issued upon conversion of the Notes, (iv) dividends or distributions paid exclusively in cash and (v) spin-offs described below in Section 10.08(b)), then the Conversion Rate will be adjusted based on the following formula:

where,

CR1 =	the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution;

SP0 =	the average of the Closing Prices over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the Ex-Date for such distribution.

Any adjustment made under this Section 10.08 shall become effective immediately after the opening of business on the Ex-Date for such distribution. If the Board of Directors determines the FMV by reference to the actual or when-issued trading market for any securities, then, in doing so, it must consider the prices in such market over the same period used in computing SP0. Notwithstanding the foregoing, if FMV is equal to or greater than SP0, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive, on the date on which such Capital Stock, evidences of indebtedness, or other assets or property are distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of such Capital Stock, evidences of indebtedness, or other assets or property that a person who was a holder of record, on the record date for such distribution, of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Date would have been entitled to receive pursuant to such distribution.

(b) Notwithstanding anything to the contrary in this Section 10.08, if there has been a payment of a dividend or other distribution on Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit, of the Company, which shares or equity interest are listed on a national or regional securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR1	=	the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such Spin-Off;

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such Spin-Off;

FMV0	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one (1) share of Common Stock over the first ten consecutive Trading Day period immediately following the Ex-Date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Prices per share of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate pursuant to the immediately preceding formula will be made immediately after the open of business on the day after the last day of the applicable Valuation Period, but will be given effect immediately on and after the Ex-Date for the applicable Spin-Off. In no event shall the Conversion Rate be decreased pursuant to this Section 10.08.

(c) If the Company elects to make a distribution described in Section 10.08(a) or Section 10.08(b) that has a per share of Common Stock value equal to more than 15% of the Closing Price of Common Stock on the day preceding the declaration date for such distribution, the Company will be required to give notice to Holders at least 35 Business Days prior to the Ex-Date for such distribution.

(d) If any such dividend or distribution described in Section 10.08(a) or (b) is declared but not paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or right had not been declared.

Section 10.09. Adjustment for Cash Dividends. If the Company pays any cash dividends or distributions paid exclusively in cash to all or substantially all holders of Common Stock (other than (i) distributions described in Section 10.10 below, (ii) dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or (iii) upon a Disposition Event) during any of its quarterly fiscal periods in an aggregate amount that, together with other cash dividends and distributions made during such quarterly fiscal period, exceeds the product of $0.01 (the “reference dividend”), multiplied by the number of shares of Common Stock outstanding on the record date of such distribution, then the Conversion Rate will be increased based on the following formula:

where,

CR1	=	the new Conversion Rate in effect immediately after the opening of business on the Ex-Date for such dividend or distribution;

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such dividend or distribution;

SP0	=	the average of the Closing Prices over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the earlier of the record date or the day prior to the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock that exceeds the reference dividend;

provided, however, that if C is equal to or greater than SP0, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, on the date on which such cash dividend or distribution is distributed to holders of Common Stock and upon the same terms as such holders, for each $1,000 principal amount of Notes, the amount of cash to be paid as a dividend or distribution by the Company in respect of a number of shares of Common Stock equal to the Conversion Rate in effect on such Ex-Date. Any adjustment made under this Section 10.09 shall become effective immediately after the opening of business on the Ex-Date for such cash dividend or distribution.

If the Company elects to make a distribution described in this Section 10.09 that has a per share of Common Stock value equal to more than 15% of the Closing Price of Common Stock on the day preceding the declaration date for such distribution, the Company will be required to give notice to Holders at least 35 Business Days prior to the Ex-Date for such distribution.

If any such dividend or distribution described in this Section 10.09 is declared but not paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or right had not been declared. Except in connection with any readjustment expressly provided for in the immediately preceding sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 10.09.

The amount of the reference dividend is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the amount of the reference dividend for any adjustment made to the Conversion Rate under this Section 10.09.

Notwithstanding the foregoing, if an adjustment is required to be made under this Section 10.09 as a result of a distribution that is not a quarterly dividend, the reference dividend amount shall be deemed to be zero.

Section 10.10. Adjustment for Tender Offer. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, where the cash and value (as determined by the Board of Directors) of any other consideration included in the payment per share of Common Stock pursuant to such tender offer or exchange offer exceeds the Closing Price on the Trading Day next succeeding the last date (such last date, the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then the Conversion Rate will be increased based on the following formula:

where,

CR1	=	the new Conversion Rate in effect on the second day immediately following the Expiration Date;

CR0	=	the conversion rate in effect on the day immediately following the Expiration Date;

AC	=	the aggregate of the cash and value of all other consideration (as determined by the Board of Directors) paid or payable for all shares of Common Stock purchased in such tender offer or exchange offer;

SP1	=	the average of the Closing Prices over the ten consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date;

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase or exchange of shares pursuant to such tender offer or exchange offer); and

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer).

The adjustment to the Conversion Rate pursuant to the immediately preceding formula will be made immediately prior to the open of business on the day after the last day of the applicable Averaging Period, but will be given effect on the second day immediately following the Expiration Date. Notwithstanding anything to the contrary in the Indenture or the Notes, if the Company, or any of its Subsidiaries, is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender offer or exchange offer had not been made. Except as provided in the immediately preceding sentence, if the application of this Section 10.10 to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.10.

Section 10.11. Provisions Governing Adjustment to Conversion Rate. Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 (and no adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 10.08, and, if applicable, Section 10.23. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 10.23. In addition, except as set forth in Section 10.23, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 10.08 was made (including any adjustment contemplated in Section 10.23), (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

Section 10.12. Disposition Events. If any of the following events (a “Disposition Event”) occurs:

(a) any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b) a consolidation, merger, or other combination involving the Company; or

(c) a sale or conveyance to another Person of all or substantially all of the assets of the Company;

in each case, in which holders of outstanding Common Stock would be entitled to receive Cash, securities or other property for their shares of Common Stock, then (i) the right to convert each $1,000 principal amount of Notes into shares of Common Stock will be changed to a right to convert each $1,000 principal amount of Notes into the kind and amount of shares of Cash, securities or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”), and (ii) upon conversion the Notes shall be settled as set forth in this Section 10.12.

With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any Disposition Event, upon conversion the Notes shall be settled in units of Reference Property, as follows: the Company shall deliver to the converting Noteholder a number of units of Reference Property (each such unit comprised of the kind and amount of Cash, securities or other property or assets that a holder of one share of Common Stock immediately prior to such Disposition Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate.

The Company will deliver the Cash in lieu of fractional units of Reference Property as set forth pursuant to Section 10.03; provided that the amount of such Cash shall be determined as if references in such Section to “Closing Price of Common Stock” were instead a reference to the Closing Price of a unit of Reference Property composed of the kind and amount of Cash, securities or other property that a holder of one share of Common Stock immediately prior to such Disposition Event would have owned or been entitled to receive based on the Weighted Average Consideration.

“Weighted Average Consideration” shall mean the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive Cash, securities or other property with respect to or in exchange for such Common Stock in any Disposition Event who affirmatively make such an election. The Company shall notify the Holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

Upon the occurrence of a Disposition Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.02(b) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall amend the Conversion Obligation to provide for the delivery of Reference Property upon conversion as nearly equivalent in value to the Conversion Obligation as determined by the Company and shall provide for conversion settlement mechanics and adjustments that shall be as nearly equivalent as may be practicable to the conversion settlement mechanics and adjustments provided for in this Article 10. If, in the case of any Disposition Event, the Reference Property includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Disposition Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

Section 10.13. Adjustment to Conversion Rate Upon a Make-Whole Change in Control; Discretionary Adjustment. (a) If, after the date hereof, a Change in Control (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (ii) of the definition thereof, a “Make-Whole Change in Control”) occurs and a Holder elects to convert its Notes in connection with such Make-Whole Change in Control, the Company will, under certain circumstances, increase the Applicable Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Make-Whole Shares”), as described in this Section 10.13. A conversion of Notes will be deemed for these purposes to be “in connection with” a Make-Whole Change in Control if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Change in Control up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an event that would have been a Change in Control but for the proviso in clause (ii) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Change in Control). Such conversion notice shall indicate that the Holder has elected to convert Notes in connection with a Make-Whole Change of Control; provided, however, that, except as set forth in Section 10.25, the failure to so indicate shall not in any way affect the obligation of the Company to convert such Notes or the right of such Holder to receive Make-Whole Shares. Notwithstanding the foregoing, and for the avoidance of doubt, upon conversion of Notes, Holders shall not under any circumstances be entitled to both (x) an increase in the Applicable Conversion Rate by Make-Whole Shares and (y) a Coupon Make-Whole Payment.

On or before the 15th day after the occurrence of a Make-Whole Change in Control that does not also constitute a Change in Control, the Company will mail to the Trustee and to all Holders at their addresses shown in the Register of the Registrar, and to beneficial owners as required by applicable law, notice indicating that a Make-Whole Change in Control has occurred.

(b) The number of Make-Whole Shares will be determined by reference to the table below and is based on the date which such Make-Whole Change in Control transaction becomes effective (the “Effective Date”) and the price paid per share of Common Stock in the Make-Whole Change in Control (in the case of a Make-Whole Change in Control described in clause (ii) of the definition of Change in Control in which holders of Common Stock receive only Cash), or in the case of any other Make-Whole Change in Control, the average of the Closing Prices per share of Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Change in Control (the “Stock Price”).

(c) The Stock Prices set forth in the first column of the table below will be adjusted as of any date on which the Applicable Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Applicable Conversion Rate as so adjusted. In addition, the number of Make-Whole Shares will be subject to adjustment in the same manner as the Applicable Conversion Rate as set forth in Section 10.06 through Section 10.10.

	Stock Price
Effective Date	$6.21	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00
August 29, 2012	27.6973	24.7952	18.9167	14.7889	10.7667	9.2758	7.8417	6.5590	5.4595	4.6600
August 15, 2013	27.6973	21.0898	14.3268	11.2006	8.1543	7.0251	5.9390	4.9675	4.1348	3.5293
August 15, 2014	27.6973	17.2345	9.5512	7.4670	5.4362	4.6834	3.9593	3.3117	2.7566	2.3529
August 15, 2015	27.6973	9.5238	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(d) If the exact Stock Price and Effective Date is not set forth in the table, then (i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Shares issued upon conversion of the Notes will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Prices and/or the earlier and later Effective Dates in the table, as applicable, based on a 365-day year, (ii) if the Stock Price is in excess of $15.00 per share of Common Stock (subject to adjustment as set forth in Section 10.13(c)), no Make-Whole Shares will be issued upon conversion of the Notes; and (iii) if the Stock Price is less than $6.21 per share of Common Stock (subject to adjustment as set forth in Section 10.13(c)), no Make-Whole Shares will be issued upon conversion of the Notes.

(e) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.06, 10.07, 10.08, 10.09 and 10.10 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(f) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Section 10.14. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. Any adjustments that are less than 1% of the Conversion Rate will be carried forward and taken into account in determining any subsequent adjustment. In addition, the Company shall make any carry forward adjustments not otherwise effected on each anniversary of the date hereof, upon conversion of any Note, upon required repurchases of the Notes pursuant to

Section 3.01, and on each day from and after the 24th Scheduled Trading Day prior to the Maturity Date.

Section 10.15. When No Adjustment Required. (a) No adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08, 10.09 or 10.10 if Noteholders participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of Common Stock participate with respect to such transaction or event and on the same terms as holders of Common Stock participate with respect to such transaction or event as if Noteholders, at such time, held a number of shares of Common Stock equal to the Applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.

(b) No adjustment need be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security.

(c) No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

(d) No adjustment need be made for a change in the par value or no par value of Common Stock.

(e) To the extent the Notes become convertible pursuant to this Article 10 into Cash, no adjustment need be made thereafter as to the Cash. Interest will not accrue on the Cash.

Section 10.16. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Noteholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 10.17. Notice of Certain Transactions. If (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.14 or Section 10.15), (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or (c) there is a liquidation or dissolution of the Company, then the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed Ex-Date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, combination, sale or conveyance. The Company shall file and mail the notice at least 15 days before such date; provided that if the Company elects to make a distribution described in Section 10.07, Section 10.08, or Section 10.09, and in the case of Section 10.08 or Section 10.09, that has a per share value equal to more than 15% of the Closing Price per share of Common Stock on the day preceding the declaration date for such distribution, the Company shall give notice to Holders at least 35 Business Days prior to the Ex-Date for such distribution. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.18. Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to convert its Note in accordance with this Article 10, subject to Section 10.25, and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 10.19. Company Determination Final. The Company shall be responsible for making all calculations called for hereunder and under the Notes. These calculations include, but are not limited to, the Volume Weighted Average Price, the Weighted Average Consideration, the Closing Price, the Conversion Price, the Applicable Conversion Rate and the number of shares of Common Stock to be issued upon conversion of the Notes. The Company shall make all these calculations using commercially reasonable means and, absent manifest error, the Company’s calculations will be final and binding on Noteholders. The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 10.20. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.20 as the Trustee.

Section 10.21. Simultaneous Adjustments. For purposes of Section 10.08, Section 10.06 and Section 10.07, any dividend or distribution to which Section 10.08 is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the debt securities, assets or shares of Capital Stock other than such shares of Common Stock or rights (and any Conversion Rate adjustment required by Section 10.08 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights (and any further Conversion Rate adjustment required by Section 10.06 and Section 10.07 with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such dividend or distribution” within the meaning of Section 10.06.

Section 10.22. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.23. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 10 shall be entitled to receive the appropriate number of rights (“Rights”), if any, and the certificates representing Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any rights plan (i.e., a poison pill) adopted by the Company, as the same may be amended from time to time, is in effect, (in each case, a “Shareholders Rights Plan”). Upon conversion of the Notes a Holder will receive, in addition to any Common Stock received in connection with such conversion, the Rights under the Shareholders Rights Plan, unless prior to any conversion, the Rights have separated from Common Stock, in which case the Applicable Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Company Capital Stock, assets, debt securities or certain rights to purchase securities of the Company as described in Section 10.08, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of Rights pursuant to the Shareholders Rights Plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the Rights described therein (unless such Rights have separated from Common Stock) shall not constitute a distribution of Rights that would entitle the Holder to an adjustment to the Conversion Rate.

Section 10.24. Withholding Taxes for Adjustments in Conversion Rate. The Company may, at its option, set-off withholding taxes due with respect to Notes against payments of Common Stock, Cash in lieu of fractional shares of Common Stock on the Notes, if any, Cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27, if any, and the Coupon Make-Whole Payment, if any. In the case of any such set-off against Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the average of the Closing Prices for the last ten Trading Days immediately preceding the date of payment of Common Stock and Cash in lieu of fractional shares of Common Stock, if any, Cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27, if any, and the Coupon Make-Whole Payment, if any, on the Notes.

Section 10.25. Termination of Conversion Rights by the Company.

(a) The Company may, at its option, elect to terminate the right of the Holders to convert their Notes pursuant to this Article 10 (the “Conversion Right”) if the Volume Weighted Average Price of the Company’s Common Stock has been greater than or equal to 130% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period (a “Conversion Termination Trigger Event”). If the Company elects to terminate the Conversion Right upon a Conversion Termination Trigger Event, the Company, or, at its request, the Trustee in the name of and at the expense of the Company, will be required to deliver an irrevocable notice to Holders of Notes within five Trading Days after the date of the Conversion Termination Trigger Event (the “Conversion Termination Notice,” and the date of such Conversion Termination Notice, the “Conversion Termination Notice Date”). Holders may convert their Notes at any time on or prior to the twenty-fifth (25th) Trading Day following the Conversion Termination Notice Date (the “Conversion Termination Date”). The Conversion Rights of Holders shall terminate after the Conversion Termination Date (a “Conversion Termination”), and thereafter the Holders shall have no rights to convert and receive shares of Common Stock (and Cash in lieu of fractional shares, if any, and Cash in lieu of shares of Common Stock that cannot be issued pursuant to Section 10.27, if any, and the Coupon Make-Whole Payment, if any) under the Notes or this Indenture. During the period from the date of this Indenture until the date that is one year after the later of the Last Original Issuance Date and the last date on which the Company or any Affiliate of the Company was the owner of the Notes, the Company may only terminate the Conversion Right upon a Conversion Termination Trigger Event if a shelf registration statement that registers the resale of the Notes and the Common Stock issuable upon conversion of the Notes (the “Shelf Registration Statement”) has been filed by the Company and been declared effective by the Commission or is automatically effective and is available for use, and the Company expects such Shelf Registration Statement to remain effective and available for use from the Conversion Rights Termination Notice Date until 30 days following the Conversion Termination Date.

If the Conversion Termination Date occurs prior to August 15, 2015, each Holder whose Notes are converted after the Conversion Termination Notice Date and on or before the Conversion Termination Date will receive an additional payment (the “Coupon Make-Whole Payment”) in Cash or Common Stock, as the Company may so elect (as described below), with respect to the Notes converted in an amount equal to the aggregate amount of interest payments that would have been payable on such converted Notes from the last day through which interest was paid on such converted Notes, or the Closing Date, if no interest has been paid, to August 15, 2015 (it being understood that interest will not accrue on August 15, 2015); provided, however, that if the Conversion Termination Date occurs after any Regular Record Date and prior to the Interest Payment Date to which it relates, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and shall be deemed paid prior to the Conversion Termination Date for purposes of the calculation of such Coupon Make-Whole Payment.

The Coupon Make-Whole Payment shall be calculated in accordance with the foregoing as determined in good faith by the Company.

In the event a Holder elects to convert Notes in connection with a Make-Whole Change of Control and such conversion will occur after the Conversion Termination Notice Date and on or before the Conversion Termination Date, the Holder shall elect, at such Holder’s option, either (but not both) (i) an increase in the Applicable Conversion Rate by Make-Whole Shares pursuant to Section 10.13 or (ii) the Coupon Make-Whole Payment pursuant to Section 10.25. In the event a Holder converts its Notes without making any such election in accordance with the immediately preceding sentence, the Applicable Conversion Rate applicable to such Holder’s Notes so converted shall be increased by the Make-Whole Shares in accordance with Section 10.13 and such Holder shall not receive the Coupon Make-Whole Payment. For the avoidance of doubt, upon conversion of Notes, Holders shall not under any circumstances be entitled to both an increase in the Applicable Conversion Rate by Make-Whole Shares and a Coupon Make-Whole Payment.

The Company may, in its sole discretion, elect to make any or all of such Coupon Make-Whole Payment in shares of Common Stock in lieu of Cash by providing notice of such election in the Conversion Termination Notice. Such Common Stock will be valued at a price per share equal to the greater of (a) the Conversion Price and (b) 97.5% of the arithmetic average of the Volume Weighted Average Prices per share of Common Stock on each of the five Trading Days immediately following the Conversion Termination Notice Date. Prior to or concurrently with such payment, the Company will provide the Trustee with an Officers’ Certificate setting forth the calculation of the payment required by this Section 10.25. The Trustee shall have no obligation or liability with respect to the calculation of the payments required by this Section 10.25.

(b) The Company shall mail the Conversion Termination Notice to the Trustee and to each Holder. The Conversion Termination Notice shall include the form of the conversion notice to be completed by the Holder and shall state:

(i) the Conversion Termination Date;

(ii) briefly, the conversion rights of the Notes;

(iii) the name and address of each Paying Agent and Conversion Agent;

(iv) the Coupon Make-Whole Payment, if any, and if the Company intends to pay any or all of the Coupon Make-Whole Payment in shares of Common Stock in accordance with Section 10.25(a); and

(v) the Conversion Price and Conversion Rate and any adjustments thereto.

Whenever in the Notes or in this Indenture there is a reference, in any context, to any conversion obligation of the Company, such reference shall be qualified by the conversion termination provisions of this Section 10.25, and the Company will not be required to comply with any of the conversion provisions of the Notes and this Indenture (including, without limitation, Article 10 (other than this Section 10.25)) after a Conversion Termination has occurred pursuant to the provisions of Section 10.25 of this Indenture, and any express mention of the conversion termination provisions of this Section 10.25 in any provision of this Indenture shall not be construed as excluding the conversion termination provisions of this Section 10.25 in those provisions of this Indenture when such express mention is not made.

(c) Concurrently with the mailing of any such Conversion Termination Notice, the Company shall issue a press release announcing such Conversion Termination, the form and content of which press release shall be determined by the Company in good faith, but in its sole discretion, and in accordance with applicable securities laws.

Section 10.26. Restricted Shares.

Any shares of Common Stock issued upon conversion of Transfer Restricted Notes that are “restricted securities” under Rule 144 are “Restricted Shares”. Any Restricted Shares shall bear appropriate legends regarding restrictions of the transfer of such Restricted Shares comparable to those set forth on Exhibit D.

Section 10.27. Limitation on Issuance of Common Stock.

(a) Notwithstanding anything to the contrary in the Indenture, unless the Company shall have received the shareholder approval described in Section 10.27(c), the Company shall not issue any shares of Common Stock pursuant to the Indenture (such shares, “Indenture Shares”) if, after giving effect to such issuance, the sum of (i) the aggregate number of Indenture Shares issued pursuant to the Indenture (after adjusting any previous issuances for any subsequent events that would give rise to an adjustment to the Conversion Rate pursuant to this Article 10) plus, if applicable, (ii) the number of shares of Common Stock issued in the Exchange Transactions minus, if applicable, (iii) the product of (x) each share of Preferred Stock that has been exchanged in the Exchange Transactions through the date of calculation for cancellation as consideration for issuances of Indenture Shares or Common Stock multiplied by (y) the conversion rate for such share of Preferred Stock in effect on the date of the Exchange Agreement pursuant to which such share of Preferred Stock was exchanged, would exceed the “Maximum Shares” as calculated at the time of the proposed issuance by the following formula:

MS = (0.1999 x OS)

where,

MS =the Maximum Shares; and

OS =the number of shares of Common Stock outstanding on August 29, 2012, as appropriately adjusted for any subsequent event that would give rise to a change in the Conversion Rate pursuant to this Article 10.

(b) If Indenture Shares otherwise issuable under the Indenture would, if issued, result in aggregate issuances of Indenture Shares exceeding the Maximum Shares as contemplated in Section 10.27(a), the Company shall, in lieu of issuing such shares of Common Stock, satisfy its obligation by a cash payment, to the extent permitted under the Company’s then outstanding credit facility or credit facilities, in an amount equal to the product of (i) the number of shares of Common Stock that the Company is unable to issue pursuant to Section 10.27(a) multiplied by (ii) the Five-Day VWAP. In the event that any such cash payment is not permitted under the Company’s then outstanding credit facility or credit facilities, Holders shall not be entitled to receive any consideration in lieu of the shares of Common Stock that it cannot issue pursuant to Section 10.27(a).

(c) The restrictions of Section 10.27(a) shall automatically terminate if and when the shareholders of the Company duly approve the issuance of shares of Common Stock under the Indenture in excess of the Maximum Shares for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual or any comparable rule of any other principal exchange on which the Common Stock is then traded.

ARTICLE 11

REDEMPTION

Section 11.01. Right to Redeem; Notices to Trustee.

(a) The Notes are not redeemable by the Company prior to August 15, 2015. On or after August 15, 2015, the Notes may be redeemed in whole or in part at the option of the Company.

(b) The redemption price at which the Notes are redeemable (the “Redemption Price”) shall be payable in Cash and shall be equal to 100% of the principal of Notes to be redeemed, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date; provided, however, that if Notes are redeemed on any Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date.

(c) The Company may not redeem any Notes unless all accrued and unpaid interest (including Additional Interest, if any) thereon has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date. In addition, the Company may not redeem any Notes or deliver to any Holder of Notes a notice of redemption pursuant to Section 11.03 at any time when there exists any accrued and unpaid Defaulted Interest.

Section 11.02. Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate or as required by the Applicable Procedures (so long as such method is not prohibited by the rules of the New York Stock Exchange or any other stock exchange on which the Notes are then listed, as applicable). The Trustee shall make the selection within 7 days from its receipt of the notice from the Company delivered pursuant to Section 11.03 from outstanding Notes not previously called for redemption.

Notes and portions of them the Trustee selects shall be in minimum principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 11.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed, and in the case of Global Notes registered in the name of the Depository or its nominee, shall send such notice of redemption in accordance with the Applicable Procedures; provided, however, that the Company may not deliver any such notice to any Holder of Notes at any time when there exists any accrued and unpaid Defaulted Interest.

The notice shall specify the Notes to be redeemed (including CUSIP Numbers) and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the Applicable Conversion Rate and any adjustments thereto;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date; and

(vi) the procedures a Holder must follow to exercise rights under Section 3.01.

At the Company’s written request delivered at least 30 days prior to the date such notice is to be given to the Holders (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

Section 11.04. Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

Section 11.05. Deposit of Redemption Price. On or prior to 12:00 p.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof which are to be redeemed as of the Redemption Date.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to the Notes to be redeemed on the Redemption Date in accordance with the terms of this Indenture, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price upon delivery of such Notes.

Section 11.06. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not redeemed.

ARTICLE 12

PAYMENT OF INTEREST

Section 12.01. Interest Payments. Interest on any Note that is payable (including Additional Interest, if any), and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the Person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received, by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

Section 12.02. Defaulted Interest. Any interest on any Note that is payable (including Additional Interest, if any), but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued (including Additional Interest, if any) on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 30 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted

Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 12.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 12 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid (including Additional Interest, if any), and to accrue, which were carried by such other Notes.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Trust Indenture Act of 1939 . Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes; provided that in the event the Notes are registered for resale under the Securities Act, the Trust Indenture Act shall be applicable to, and shall govern, this Indenture and the Notes.

Section 13.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to this Indenture.

(b) Subject to Section 1.04, the Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 13.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

Callaway Golf Company

2180 Rutherford Road

Carlsbad, CA 92008

Attention: General Counsel

Fax: (760) 804-4242

Attention: Chief Financial Officer

Fax: (760) 804-4139

if to the Trustee:

Wilmington Trust, National Association

650 Town Center Drive

Suite 600

Costa Mesa, CA 92626

Attention: Callaway Golf Administrator

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, in accordance with the Applicable Procedures. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 13.04. Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 13.05. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Notwithstanding the foregoing, no such Opinion of Counsel shall be required with respect to the authentication and delivery of the Initial Notes.

Section 13.06. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 13.07. Legal Holiday. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest shall accrue for the intervening period.

Section 13.08. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.09. Governing Law; Waiver of Jury Trial. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 13.11. Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 13.12. Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13. Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.14. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 13.15. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CALLAWAY GOLF COMPANY, as Issuer

By:	/s/ Bradley J. Holiday
Name: Bradley J. Holiday
Title: Senior Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Timothy P. Mowdy
Name: Timothy P. Mowdy
Title: Administrative Vice President

EXHIBIT A

[FACE OF NOTE]

Callaway Golf Company

3.75% Convertible Senior Note due August 15, 2019

No.

CUSIP No. [                            ]

ISIN No. [                            ]

Callaway Golf Company, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum [of             ] [set forth on Schedule I hereto]* on August 15, 2019.

Initial Interest Rate: 3.75% per annum.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2013.

Regular Record Dates: February 1 and August 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

*	This schedule should be included only if the Note is a Global Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CALLAWAY GOLF COMPANY

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 3.75% Convertible Senior Notes due August 15, 2019 described in the Indenture referred to in this Note.

Date:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

Callaway Golf Company

3.75% Convertible Senior Note due August 15, 2019

Principal and Interest.

The Company promises to pay the principal of this Note on August 15, 2019.

The Company promises to pay interest (including Additional Interest, if any) on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 3.75% per annum.

Interest (including Additional Interest, if any) will be payable semiannually (to the holders of record of the Notes at the Close of Business on the February 1 or August 1 immediately preceding the interest payment date) on each interest payment date, commencing February 15, 2013.

Interest on this Note will accrue from the most recent date to which interest has been paid or provided for on this Note or the Note surrendered in exchange for this Note or, if no interest has been paid, from August 29, 2012, through the day before each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 3.75%. Defaulted Interest shall be paid to the Persons that are Holders on a Special Record Date, which will established as set forth in the Indenture referred to below.

Method of Payment.

Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the Close of Business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

Indenture.

This is one of the Notes issued under an Indenture dated as of August 29, 2012 (as amended from time to time, the “Indenture”), between the Company and Wilmington Trust, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general unsecured obligations of the Company.

Repurchase at the Option of the Holders.

Upon the occurrence of a Change in Control or a Termination of Trading, a Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in minimum principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Redemption at the Option of the Company.

No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time commencing on August 15, 2015 at the option of the Company. The redemption price (the “Redemption Price”) for any such redemption is equal to 100%, expressed as a percentage of the Principal Amount of Notes to be redeemed, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date.

Conversion.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert this Note or portion thereof that is at least $1,000 or an integral multiple thereof, into shares of Common Stock at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. The Company shall pay Cash in lieu of fractional shares of Common Stock as provided in the Indenture, and shall pay Cash in lieu of shares of Common Stock that cannot be issued pursuant to the terms of the Indenture. Subject to the provisions of the Indenture, the Company will have the right to terminate the Conversion Right if the Volume Average Weighted Price of the Company’s Common Stock has been greater than or equal to 130% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period.

Defaults and Remedies.

Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders may, declare the principal of and accrued interest (including Additional Interest, if any) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest (including Additional Interest, if any) will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest (including Additional Interest, if any) on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not adversely affect the rights of any Holder of the Notes.

Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

Unclaimed Money or Notes.

Subject to applicable abandoned property law, the Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Repurchase Price or Redemption Price) and interest (including Additional Interest, if any) on, or the amount due in connection with any conversion of, this Note that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured.

Trustee Dealings with the Company.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

No Recourse Against Others.

No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

Authentication.

This Note shall not be valid until an authorized officer of the Trustee signs manually the Trustee’s Certificate of Authentication on the other side of this Note.

Governing Law.

THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:
Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature	guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Callaway Golf Company

2180 Rutherford Road

Carlsbad, CA 92008

Attention: General Counsel

Fax: (709) 930-5022

Wilmington Trust, National Association

650 Town Center Drive

Suite 600

Costa Mesa, CA 92626

Attention: Callaway Golf Administrator

CONVERSION NOTICE

To convert this Note, check the box:

To convert only part of this Note, state the principal amount to be converted (must be a minimum of $1,000 principal amount or an integral multiple of $1,000 principal amount): $            .

This Conversion Notice is being delivered in connection with the following:

☐	Make-Whole Change of Control

If delivered in connection with either a Make-Whole Change of Control and, if applicable, such conversion will occur after the Conversion Termination Notice Date and on or before the Conversion Termination Date, the undersigned hereby elects to receive the following:

☐	Make-Whole Shares

☐	Coupon Make-Whole Payment

If you want the stock certificate made out in another person’s name or Cash in lieu of fractional shares of Common Stock paid to another person, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule I*

No.

The initial principal amount of this Global Note is $            .

Date	Principal Amount of this Global Note	Notation Explaining Change in Principal Amount	Authorized Signature of Trustee

*	This schedule should be included only if the Note is a Global Note.

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

B-1

EXHIBIT C

OID LEGEND

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS SECURITY, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF CALLAWAY GOLF COMPANY AT 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA (FACSIMILE: (760) 804-4139)

EXHIBIT D

TRANSFER RESTRICTION LEGEND

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION RIGHTS UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

EXHIBIT E

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF TRANSFER RESTRICTED NOTES

Re:	3.75% Convertible Senior Notes due August 15, 2019 (the “Notes”) of Callaway Golf Company

This certificate relates to $             principal amount of Notes owned in (check applicable box)

book-entry or definitive form by(the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.13 of the Indenture dated as of August 29, 2012 between Callaway Golf Company and Wilmington Trust, National Association, as trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

Such Note is being transferred outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act.

Such Note is being acquired for the Transferor’s own account, without transfer.

Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

Such Note is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

Date:
(Insert Name of Transferor)